EXHIBIT 10.2


                        AMENDMENT 1 TO THE
        SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST AGREEMENT



THIS AMENDMENT 1 TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT TRUST
AGREEMENT ("Amendment 1") made as of the 27th day of March, 1995, by and between SUPER FOOD SERVICES, INC., a Delaware corporation, (the "Company") and SOCIETY NATIONAL BANK (the "Trustee").

                        WITNESSETH, THAT,

     WHEREAS, the Company and the Trustee entered into a Supplemental Executive Retirement Trust Agreement dated July 22,
1994 (the "Trust Agreement"); and

     WHEREAS, the Company desires to amend the Trust Agreement pursuant to the amendatory provisions set forth in Article 11 of the Trust Agreement.

     NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

     1.   Page 4, Article 1.8. Establishment of Trust.  The current
Article 1.8 appearing on page 4 and page 5 is deleted in its entirety and is replaced by the attached Article 1.8 and
Article 1.9.

     2. Page 4, Article 2.1. Trust Fund. Replace "and 1.6 hereof," in line 4 on page 5 with "1.6 and 1.8 hereof,"

     3. Page 5, Article 1.8. Establishment of Trust. After the words "Change of Control occurs" which appear on line 8 on page 5, add the following:

          "Mortality:  UP 1984"

     4. Page 17, Article 11.3 Amendment on Termination. After the number "1.8" in line 1 on page 17 insert the number "1.9," and replace "and 11" in line 2 on page 17 with "11 and 15".

     5.   Schedule A.  Schedule A, as attached to the Trust
Agreement is deleted in its entirety and is replaced by the attached Schedule A.

     6. Except as otherwise stated herein, all of the other terms and provisions of the Trust Agreement are hereby ratified and affirmed.

     IN WITNESS WHEREOF, Super Food Services, Inc., and Society
National Bank, as Trustee, have caused this Amendment 1 to be signed on the day and year first above written.

                                 Company:

                                 SUPER FOOD SERVICES, INC.,
                                 a Delaware corporation


                                 By             /s/ Jack Twyman
                                   ______________________________
                                                    Chairman


                                 Attest:        /s/ John Demos
                                   ______________________________



                                 Trustee:

                                 SOCIETY NATIONAL BANK,
                                 Trustee as aforesaid


                                 By          /s/ Angela K. Reynolds
                                   ______________________________

                                                 Vice President

          1.8 Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined in Section 11.5 hereof, make an irrevocable contribution to the Trust in an amount (if any) which will cause the total assets held in the Trust to equal the present value of benefits payable from the Plan to each participant or his or her beneficiary. For purposes of this Section only, the present value of the benefit payable from the Plan shall be the greater of,
(a) the present value of such benefit determined as if the participant terminated employment on the date of Change of Control, retired immediately and commenced receiving benefit payments from the Pension Plan, and (b) the present value of the projected benefit payable from the Plan determined as if the participant continued employment at his highest level of compensation until his Normal Retirement Age under the Pension Plan. The present value of the Plan benefits shall be determined using the following actuarial assumptions:
     Interest:  The interest rate published by the Pension
     Benefit Guaranty Corporation for purposes of valuing a
     benefit payable from a terminating single employer
     qualified defined benefit plan in the form of deferred
     annuity commencing at age 65.  Such interest rate shall
     be determined on the first day of the month during which
     a Change in Control occurs.
     Mortality:  UP 1984.
          1.9 Upon a Change of Control, the Trustee shall, as soon as possible, but in no event longer than sixty (60) days following the Change of Control, as defined in Section 11.5 hereof, purchase from one or more acceptable life insurance companies, annuity contracts guaranteeing the payment of a deferred or immediate annuity benefit, as appropriate, equal to the accrued benefits payable from the Plan, determined as of the date of the Change of Control. Within thirty (30) days of the end of each calendar year following a Change of Control the Trustee shall purchase from one or more acceptable life insurance companies an additional amount of annuity equal to the additional benefit accruing to each Participant under the Plan during such calendar year, or if lesser, the amount accrued since the date of Change of Control. For purposes of this Section, an acceptable life insurance company is one that is licensed to conduct the life insurance and annuity business in the State of Ohio and that, as of the date each of purchase, has a claims paying or equivalent credit rating from two or more of the rating agencies listed below that equals or exceeds the minimum acceptable rating listed below:
          Rating Agency             Minimum Acceptable Rating
          _____________             _________________________

          A. M. Best & Co.                   A+
          Duff. & Phelps                     AA
          Moody's Investor Service           Aa2
          Standard & Poor's                  AA

The Trustee shall own any annuity contract purchased under this Section and all amounts payable under such annuity contracts shall be paid to the Trustee.

                    Super Food Services, Inc.
        Supplemental Executive Retirement Trust Agreement
                            Schedule A


The Trust shall be invested in fixed income investments or their equivalent. This includes, but is not limited to, fixed income mutual funds, cash equivalent money market funds on instruments, Treasury securities, Agency securities, Mortgage and Asset backed securities, corporate debt obligations and fixed annuity contracts, issued by acceptable life insurance companies, on the lives of the Participants.

The Trust shall not invest in futures, options or other derivative instruments or in any mutual fund which may invest more than 5% of its assets in such instruments.

This schedule may be modified, at any time prior to a Change in Control, in the Company's discretion.